UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

CASCADE BANCORP

(Exact name of registrant as specified in its charter)

Oregon	000-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 NW Wall Street

Bend, Oregon 97701

(Address of principal executive offices) (Zip Code)

(541) 385-6205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 8.01 Other Events.

Filing of Second Quarter Results

On August 14, 2012, Cascade Bancorp (NASDAQ: CACB) (“Bancorp”) issued a press release announcing it filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, the naming of Ryan R. Patrick as the Chairman of the Board of Directors and the appointment of Charles “Chip” Reeves as Executive Vice President, Chief Banking Officer of Bank of the Cascades (the “Bank”), a wholly-owned subsidiary of Bancorp (Bancorp and the Bank collectively, the “Company”). A copy of the press release is included with this Form 8-K as Exhibit 99.1.

Corrections to Previously Reported Financial Information

As previously disclosed in the Current Report on Form 8-K that we filed with the Securities Exchange Commission on August 14, 2012, subsequent to the filing of the Company’s Form 10-Q for the quarter ended March 31, 2012, but prior to filing the Company’s Form 10-Q for the quarter ended June 30, 2012, management discovered an error in the computation of the Bank’s regulatory capital for purposes of the Bank’s FDIC Call Reports. This Call Report error affected the Bank’s regulatory capital disclosures in certain of the Company’s prior filings with the Securities and Exchange Commission because those disclosures were taken from the Call Reports. The error affected disclosures in the Company’s Form 10-K for the fiscal year ended December 31, 2011 and the Forms 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011, and March 31, 2012 (collectively, the “Prior Reports”) including disclosures about the Bank’s compliance with a regulatory order applicable to the Bank.

The correction of the error had no effect on the Company’s consolidated balance sheet, statements of operations, stockholders’ equity, or the amounts or disclosure of the regulatory capital or regulatory capital ratios of Bancorp as included in the Prior Reports. The correction does decrease the regulatory capital and regulatory capital ratios of the Bank when compared with the previously reported regulatory capital and regulatory capital ratios included in the Prior Reports. The Company believes the error will not affect the Bank status with respect to its outstanding regulatory agreements with the Federal Deposit Insurance Corporation (“FDIC”) or the Oregon Department of Consumer and Business Services, Division of Finance & Corporate Securities (“DFCS”). Please see the Company’s Form 10-Q for the quarter ended June 30, 2012 as filed with the Securities and Exchange Commission on August 14, 2012 for additional information regarding correction of the error.

Status of Regulatory Order

On August 27, 2009, the Bank stipulated to the issuance by the FDIC and DFCS of an order to cease and desist (the “Order”). Based upon the preliminary results of a recent FDIC and DFCS examination, management believes that the Order will be lifted. Management also believes that the error in the Bank’s Call Reports did not contravene the Order and that the Bank is in substantial compliance with the requirements of the Order currently and as to periods covered by the Prior Reports.  Removal of the Order requires various levels of review within the FDIC and DFCS, and removal is expected to require at least 60 days to be completed.  Further, management believes that if the Order is removed the Bank may remain subject to an informal supervisory directive or memorandum of understanding, the terms of which would likely continue to impose certain limitations on the Bank’s operations.

Forward-Looking Statements

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, expected actions with respect to the Order and estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will result or be achieved. The Company's actual results may differ from our expectations, beliefs and estimates. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press Release dated August 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

 Date: August 14, 2012

CASCADE BANCORP

/s/ Gregory D. Newton
Gregory D. Newton
EVP/Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release dated August 14, 2012